As filed with the Securities and Exchange Commission on June  14, 2002

                                 Registration Statement No. 333-_____________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                       ------------------------------

                                  FORM S-3

                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933
                       ------------------------------


                           EAGLE SUPPLY GROUP, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                             13-3889248
-------------------------------                         -------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                            122 East 42nd Street
                                 Suite 1116
                          New York , New York 10168
                               (212) 986-6190
         -------------------------------------------------------------
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Office)

                       --------------------------------

                              DOUGLAS P. FIELDS
                           Chief Executive Officer
                           Eagle Supply Group, Inc.
                             122 East 42nd Street
                                  Suite 1116
                           New York , New York 10168
                                (212) 986-6190
          ------------------------------------------------------------
                    (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent For Service)

                         ------------------------------

                                   Copies to:
                            Richard A. Denmon, Esq.
                             Carlton Fields, P.A.
                       777 South Harbour Island Boulevard
                              Tampa, Florida 33602
                                 (813) 223-7000

                          -----------------------------

Approximate date of commencement of proposed sale to the public:

  From time to time after the effective date of this registration statement.


    If the only securities being registered on this form are to be offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________.

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                        CALCULATION OF REGISTRATION FEE

========================================================================================================

Title of Each Class                          Proposed Maximum     Proposed Maximum
  of Securities to       Amount To Be         Offering Price      Aggregate Offering        Amount of
    be Registered      Registered (1)(3)       Per Share (2)         Price (2)          Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par value         1,309,089              $ 2.50           $ 3,272,722.50          $ 302.00
========================================================================================================

                                                     (Continued on next page)

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also shall register and be deemed to cover any additional shares of common stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act based upon the average of the high and low sales prices of the Registrant's common stock reported on the Nasdaq SmallCap Market on June 11, 2002 of $2.50 per share.

(3) Includes 218,180 shares of common stock registered for resale upon the exercise of outstanding warrants issued or to be issued as described in the prospectus.


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


-----------------------------------------------------------------------------
=============================================================================

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or legal.



             Subject To Completion, Dated June 14, 2002


PROSPECTUS
----------

                            1,309,089 Shares

                       EAGLE SUPPLY GROUP, INC.

                             Common Stock

                             ------------


     The persons listed in this prospectus under "Selling Shareholders" may offer and sell from time to time up to an aggregate of 1,309,089 shares of our common stock that they have acquired or will acquire from us, including those shares that may be acquired upon exercise of warrants granted by us. Information on the Selling Shareholders, and the times and manner in which they may offer and sell shares of our common stock, is provided under "Selling Shareholders" and "Plan of Distribution" in this prospectus.

     We will not receive any proceeds from the sale of the common stock by the Selling Shareholders. We will bear the costs and expenses of registering the common stock offered by the Selling Shareholders. Selling commissions, brokerage fees, and applicable transfer taxes are payable by the Selling Shareholders.

     Our common stock is traded on the Nasdaq SmallCap Market and the Boston Stock Exchange under the symbol "EEGL." On June __, 2002, the last reported sale price for the common stock on the Nasdaq SmallCap Market was $____ per share.


                       ------------------------

     Investing in the common stock involves risks. You should read the entire prospectus carefully before making your investment decision.
See "Risk Factors" beginning on page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.








            The date of this Prospectus is June _____, 2002

                          TABLE OF CONTENTS

                                                                    Page
                                                                    ----

A Note About Forward-Looking Statements...........................   3
Prospectus Summary................................................   5
Risk Factors......................................................   7
Use of Proceeds...................................................  15
Selling Shareholders..............................................  15
Plan of Distribution..............................................  16
Legal Matters.....................................................  17
Experts...........................................................  18
Where Can You Find More Information...............................  18
Documents Incorporated by Reference...............................  18


     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from that contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any common stock. The prospectus is not an offer to sell, nor is it an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

     We have not taken any action to permit a public offering of our shares of common stock outside of the United States or to permit the possession or distribution of this prospectus outside of the United States. Persons outside of the United States who came into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus outside of the United States.


               A NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, and assumptions are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "will," "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Eagle Supply Group, Inc. In evaluating these statements, some of the factors that you should consider include those described under "Risk Factors" and elsewhere in the prospectus or incorporated herein by reference, and the following:

     * general economic and market conditions, either nationally or in the markets where we conduct our business, may be less favorable than expected;

     * inability to find suitable equity or debt financing when needed on terms commercially reasonable to us;

     * inability to locate suitable facilities or personnel to open or maintain distribution center locations;

     * inability to identify suitable acquisition candidates or, if identified, an inability to consummate any such acquisitions;

     * interruptions or cancellation of sources of supply of raw materials or significant increases in the costs of such supplies;

     * changes in the cost or pricing of, or consumer demand for, our or our industry's distributed products;

     * an inability to collect our accounts or notes receivables when due or within a reasonable period of time after they become due and payable;

     *   a significant increase in competitive pressures; and

     * changes in accounting policies and practices, as may be adopted by regulatory agencies as well as the Financial
         Accounting Standards Board.

     Many of these factors are beyond our control and you should read carefully the factors described in the "Risk Factors" section beginning on page 7 of this prospectus. These forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                           PROSPECTUS SUMMARY

                            About the Company

Background

     Eagle Supply Group, Inc. ("us," "our," "we," the "Company," or "Eagle Supply"), with corporate offices in New York City and operations headquarters in Mansfield, Texas, believes that it is one of the largest wholesale distributors of residential roofing and masonry supplies and related products in the United States. We sell primarily to contractors and subcontractors engaged in roofing repair and construction of new residences and commercial property through our own distribution facilities and direct sales force. As of the date of this prospectus, we operate a network of 33 distribution centers in 10 states, including locations in Florida (9), Texas (11), Colorado (5), Alabama (2), and one each in Illinois, Indiana, Minnesota, Mississippi, Missouri and Nebraska.

     We are majority-owned by TDA Industries, Inc. ("TDA" or our "Parent"), and we were organized to acquire, integrate, and operate seasoned, privately-held companies that distribute products to or manufacture products for the building supplies/construction industry.

     On March 17, 1999, we completed our initial public offering (the "Initial Public Offering") and, upon consummation of the Initial Public Offering, the Company acquired all of the issued and outstanding common shares of Eagle Supply, Inc. ("Eagle"), JEH/Eagle Supply, Inc. ("JEH Eagle") and MSI/Eagle Supply, Inc. ("MSI Eagle") (the "Acquisitions") from TDA for consideration consisting of, among other things, 3,000,000 shares of the Company's common stock. Immediately following the Acquisitions, Eagle, JEH Eagle, and MSI Eagle became wholly-owned subsidiaries of the Company.

     Effective May 31, 2000, MSI Eagle was merged with and into JEH Eagle. As of July 1, 2000, the Texas operations of JEH Eagle were transferred to a newly formed limited partnership entirely owned directly and indirectly by JEH Eagle. Accordingly, the Company's business operations are presently conducted through two wholly-owned subsidiaries and a limited partnership.

General

     We are wholesale distributors of a complete line of roofing supplies and related products through our own sales force to roofing supply and related products contractors and subcontractors in the geographic areas where we have distribution centers. Such contractors and subcontractors are engaged in commercial and residential roofing, repair, and the construction of new residential and commercial properties.

     We also distribute sheet metal products used in the roofing repair and construction industries. Furthermore, we distribute drywall, plywood and related products and, solely in Colorado, vinyl siding to the construction industry. Products distributed by us generally include equipment, tools, and accessory products for the removal of old roofing, re-roofing, and roof construction, and related materials such as shingles, tiles, insulation, liquid roofing materials, fasteners, ventilation materials, sheet metal of the type used in the roofing industry, drywall and plywood.

     We also distribute a complete line of cements and masonry supplies and related products through our own direct sales force to building and masonry contractors and sub-contractors in certain of the geographic areas where we have distribution centers, principally in the Dallas/Fort Worth metropolitan areas. In general, such products distributed by us include cement, cement mixtures, and similar "bag" products (lime, sand, etc.), angle iron, cinder blocks, cultured stones, and bricks, fireplace and pool construction materials, and equipment, tools and accessory products for use in residential and commercial construction.

     Our principal executive offices are located at 122 East 42nd Street, Suite 1116, New York, New York 10168, and our telephone number is (212) 986-6190. Our operations are headquartered and located at 2500 U.S. Highway 287, Mansfield, Texas 76063. For further information about our business and operations, please refer to our reports incorporated herein by reference. See "Documents Incorporated by Reference" below.

Recent Developments Not Contained in Our SEC Filings

     Based upon preliminary results, during April 2002, the initial month of our current fiscal year's fourth quarter, we achieved revenues of approximately $20,200,000, an increase of approximately $3,500,000, or approximately 21.2%, over April 2001 revenues of approximately $16,700,000. However, there can be no assurance that such a level of revenues or that such a percentage gain in revenues will be sustained in subsequent months, and management's preliminary results are subject to audit. Revenues do not assure profitability, net income or EBITDA.

EBITDA

     In our filings with the SEC, we use the term EBITDA. As used therein, EBITDA reflects net income (loss) increased by the effects of interest expense, federal income tax provisions, depreciation and amortization expense. EBITDA is used by management, along with other measures of performance, to assess our financial performance. EBITDA should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. In addition, the measure of EBITDA may not be comparable to similar measures reported by other companies.

                             RISK FACTORS

     You should carefully review and consider the following risks as well as all other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements, before you decide to purchase our common stock. The following risks and uncertainties are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or that we believe are not material also could materially adversely affect our business, financial condition, or results of operations. In any case, the value of our common stock could decline, and you could lose all or a portion of your investment. To the extent any of the information contained in this prospectus constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause Eagle Supply's actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of Eagle Supply. See also, "A Note About Forward-Looking Statements."

                      Risks Relating To Our Business

     The Level of our Business Operations, Revenues, and Income is Directly Impacted by Weather Conditions.

     Our level of business operations, revenues, and operating income are directly impacted by weather phenomena, such as hailstorms and hurricanes, which have the result of increasing business at the time of the event of the weather phenomena and shortly thereafter but have the effect frequently of resulting in a slowdown of business thereafter. Similarly, weather phenomena can also have a negative impact on our customers which can cause certain of such customers to become delinquent in their payments of their accounts.

     We Acquired Our Business Operations in Non-Arms' Length
Transactions with Affiliates and without Independent Appraisal.

     Simultaneously with the completion of the Initial Public Offering in March, 1999, we acquired our operations from TDA in exchange for 3,000,000 shares of our common stock. The determination of the number of shares to be paid to TDA for the Acquisitions was negotiated and evaluated based upon the assessments made by the parties to the negotiations without independent appraisal. Such negotiations were not conducted on an arms'-length basis. As a result of this transaction, our largest shareholder is TDA. The principal officers, directors and the principal stockholders of TDA, Messrs. Douglas P. Fields and Frederick M. Friedman, also are two of our principal officers and serve as our directors. Mr. Fields serves as our Chief Executive Officer and Chairman of our Board and Mr. Friedman serves as our Executive Vice President, Secretary, Treasurer and a Director. Because of their positions with us and their positions and control relationship with TDA, Messrs. Fields and Friedman may be deemed to be
in control of us.   Although we believe that the terms and conditions
of the Acquisitions were fair and reasonable to us, that belief must be assessed in light of the lack of an independent appraisal and the conflicted positions of Messrs. Fields and Friedman. We can provide you no assurance that we were correct in our assessment of the Acquisitions.

    We May Make Further Acquisitions and Open New Distribution
Centers Without Your Approval.

    Although we will endeavor to evaluate the risks inherent in any particular acquisition or the establishment of new distribution centers, there can be no assurance that we will properly or accurately ascertain or evaluate all such risks. We will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and establishing new distribution centers and in deciding whether such acquisitions should be for cash, equity or debt, and in what combination of cash, equity and/or debt. Locations selected for expansion efforts will be made at the discretion of management and will not be subject to stockholder approval. We will not seek stockholder approval for any acquisitions or the opening of new distribution centers unless required by applicable law and regulations. Our stockholders will not have an opportunity to review financial and other information on an acquisition candidate or the opening of new distribution centers prior to consummation of an acquisition or the opening of a new distribution center under most circumstances. Investors will be relying upon our management, upon whose judgment the investor must depend, with only limited information concerning management's specific intentions. There can be no assurance that any acquisitions will be consummated or new distribution centers opened.

     The Wholesale Distribution of our Supply Business is Subject to Economic and other Changes.

     The wholesale distribution of the building supply products sold by us is cyclical and is affected by weather, as well as changes in general economic and market conditions, either nationally or in the markets where we conduct our business. Although our roofing and related supplies business is located in various locations throughout the United States, the distribution of our other products are geographically concentrated as follows and will be directly affected by the economic and weather conditions of this market area:

     * The cement and masonry supplies business sells its products primarily to contractors, subcontractors, and masons serving the residential building market in the Dallas/Fort Worth metropolitan area.

     * We sell drywall primarily to contractors in Texas and vinyl siding primarily to contractors in Colorado.

     As a result, an economic downturn in any of those market areas may have a material adverse effect on the sale of our products in those markets notwithstanding the general economic conditions prevalent nationally. Accordingly an economic downturn in one or more of the markets currently served or to be served (as a result of acquisitions or expansion efforts) could have a material adverse effect on our operations.

     We Depend upon Certain Vendors but We Lack Written Long-Term
Supply Agreements with Them.

     We distribute products manufactured by a number of major vendors. During the fiscal years ended June 30, 2001, 2000, and 1999, approximately 18%, 18%, 17%, respectively, of our product lines were purchased from one supplier. During the fiscal year ended June 30, 2001, 13% of our product lines were purchased from a second supplier. We do not have written long-term supply agreements with any vendors. We believe that, in the event of any interruption of product deliveries from any of our vendors, we will be able to secure suitable replacement supplies on acceptable terms. However, there can be no assurance of the continued availability of supplies of residential and commercial roofing supply and masonry materials at acceptable prices or at all.

     To the Extent that the Estimates, Assumptions, and Judgments Used by the Company in Formulating its Critical Accounting Policies Should Prove to be Incorrect, Future Financial Reports May be Materially and Adversely Affected.

     The Company's discussion and analysis of financial condition and results of operation set forth in its reports filed with the Securities and Exchange Commission are based upon the Company's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to accounts and notes receivable, inventories, intangible assets, investments, income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and judgments under different assumptions or conditions, and may have a material adverse effect on our reported financial results.

     We believe that the following are the critical accounting policies which affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

     * We maintain allowances for doubtful accounts and notes receivable for estimated losses resulting from the inability of our customers to make payments when due or within a reasonable period of time thereafter. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make required payments, additional allowances may be required.

     * We write down our inventories for estimated obsolete or slow-moving inventories equal to the difference between the cost of inventories and the estimated market value based upon assumed market conditions. If actual market conditions are less favorable than those assumed by management, additional inventory write-downs may be required.

     * We seek revenue and income growth by expanding our existing customer base, by opening new distribution centers, and by pursuing strategic acquisitions that meet our various criteria. If our evaluation of an acquired company misjudges our estimated future revenues or profitability, these factors could impair the carrying value of the investment, which could materially adversely affect our profitability.

     * We file income tax returns in every jurisdiction in which we have reason to believe we are subject to tax. Historically, we have been subject to examination by various taxing jurisdictions. To date, none of these examinations has resulted in any material additional tax. Nonetheless, any tax jurisdiction may contend that a filing position claimed by us regarding one or more of our transactions is contrary to that jurisdiction's laws or regulations.

     We May Need Additional Future Financing That May Result In
Dilution to Investors and Restrictions on Us.

     We may require additional equity or debt financing in order to consummate an acquisition or for additional working capital if we open new distribution centers or if we suffer losses or complete the acquisition of a business that subsequently suffers losses, or for other reasons. Any additional equity financing that may be obtained may dilute investor voting power and equity interests. Any additional debt financing that may be obtained may:

     *   impair or restrict our ability to declare dividends,

     * impose financial restrictions on our ability to make acquisitions or implement expansion efforts, and

     * contain other provisions that are not beneficial to us and may restrict our flexibility in operating the Company.

     There can be no assurance that we will be able to obtain additional financing on terms acceptable or at all. In the event additional financing is unavailable, we may be materially adversely affected.

     Our Business Strategy is Unproven.

     A significant element of our business strategy is to acquire additional companies engaged in the wholesale distribution of roofing supplies and related products industries and companies which manufacture products for or supply products to such industry. Our strategy is unproven and is based on unpredictable and changing events. We believe that suitable candidates for potential acquisition exist. There can be no assurance that any acquisition, if successfully completed:

     *   will be successfully integrated into our operations;

     *   will perform as expected;

     *   will not result in significant unexpected liabilities; or

     *   will ever contribute significant revenues or profits to Eagle
         Supply.

     If we are unable to manage growth effectively, our operating results could be materially adversely affected.

     Unforeseen Factors May Adversely Affect Us.

     There can be no assurance that, in the future, unforeseen developments, increased competition, losses incurred by new businesses that may be acquired or distribution centers that may be opened, losses incurred in the expansion of product lines from certain distribution centers to other distribution centers, weather phenomena and other circumstances may not have a material adverse affect on our operations in current market areas or areas into which we may expand by acquisition or otherwise.

         Risks Relating To Our Management And Affiliates

     Our Executive Officers and Directors May Have Potential Conflicts of Interest with Us.

     Certain of our principal executive officers and directors also are principal officers, directors and/or principal stockholders of TDA and its affiliates and, consequently, may be able, through TDA and its affiliates, to direct the election of our directors, effect significant corporate events and generally direct our affairs. TDA
provides us with certain administrative services.   Furthermore, a
subsidiary of TDA and James E. Helzer, our President, lease approximately one-half of our facilities to us. We do not intend to enter into any material transaction with any of our affiliates in the future unless we believe that such transaction is fair and reasonable to us and is approved by a majority of the independent members of our Board of Directors. Notwithstanding the foregoing, there can be no assurance that future transactions, if any, will not result in conflicts of interest which will be resolved in a manner favorable to us.

     We Depend Upon Key Personnel.

     Our success may depend upon the continued contributions of our officers. Our business could be adversely affected by the loss of the services of Douglas P. Fields, our Chief Executive Officer and Chairman of our Board of Directors, Frederick M. Friedman, our Executive Vice President, Secretary and Treasurer, James E. Helzer, our President, and E.G. Helzer, our Senior Vice President. Although we have "key person" life insurance on the life of James E. Helzer in the amount of $2,000,000 and on each of the lives of Messrs. Fields and Friedman in the amount of $1,000,000, there can be no assurance that the foregoing amounts will be adequate to compensate us in the event of the loss of any of their lives.

     Conflicts of Interest May Arise in the Allocation of Management's
Time.

     The employment agreements with Messrs. Fields and Friedman do not require either of them to devote a specified amount of time to our affairs. Each of Messrs. Fields, Friedman and Helzer have significant outside business interests, including but not limited to TDA and its subsidiaries (as to Messrs. Fields and Friedman). Accordingly, Messrs. Fields, Friedman and Helzer may have conflicts of interest in allocating time among various business activities. There can be no assurance that any such conflicts will be resolved in a manner favorable to us.

     We Have Entered Into Transactions with Affiliates That Have
Benefited Them.

     Messrs. Fields and Friedman, two of our principal executive officers and directors, also are principal executive officers, directors and principal stockholders of TDA and have and will or may be deemed to benefit, directly or indirectly, from our transactions with TDA. James E. Helzer, our President, previously owned one of the businesses acquired by us and has and will or may be deemed to have benefited or to benefit directly from his transactions with us.

     During our fiscal year ended June 30, 1999, we made dividend
payments to TDA of approximately $790,000.   Also, after the Initial
Public Offering, and in connection with the Acquisitions, we cancelled in the form of a non-cash dividend all indebtedness of TDA to us at that date, approximately $3,067,000. To the extent TDA's indebtedness to us was cancelled, TDA directly, and Messrs. Fields and Friedman
indirectly, derived a benefit.   In addition, TDA provides us with
office space and administrative services in New York City for $3,000 per month pursuant to a month-to-month administrative services
agreement.   TDA also provides certain other services to us pursuant
to a five-year agreement requiring monthly payments to TDA of $3,000. For further information about such transactions with affiliates,
please refer to our reports incorporated herein by reference.   See
"Documents Incorporated by Reference" below.

    We Are Controlled by TDA and Lease Several of Our Facilities From
TDA.

    TDA owns approximately 53.1% of our issued and outstanding shares of common stock, including as outstanding all shares to be issued pursuant to a stock purchase agreement dated May 15, 2002 (51.9% assuming all warrants beneficially owned or to be owned by the Selling
Shareholders are exercised).   Douglas P. Fields, our Chief Executive
Officer and Chairman of our Board of Directors, also is Chairman of the Board of Directors, President and the Chief Executive Officer of
TDA as well as a principal stockholder of TDA.   Frederick M.
Friedman, our Executive Vice President, Treasurer, Secretary and one of our Directors also is the Executive Vice President, Chief Financial Officer, Treasurer and a Director of TDA as well as a principal stockholder of TDA. John E. Smircina is one of our Directors and a Director of TDA. Because Messrs. Fields, Friedman and Smircina may be deemed to control TDA, they also may be deemed to control the Eagle Supply common stock held by TDA. As a result, they are in a position to control the composition of our Board of Directors, and, therefore our business, policies and affairs and the outcome of issues which may be subject to a vote of our stockholders. A TDA subsidiary has rented to us the premises for several distribution facilities pursuant to ten-year leases at an approximate aggregate annual base rental of $836,000 which we believe is fair and reasonable to us.

     Substantial Potential Future Financial Benefits to Prior Owners of Subsidiaries.

     JEH Eagle.   In July 1997, JEH Eagle acquired the business and
     ---------
substantially all of the assets of JEH Company ("JEH Co."), a Texas corporation, wholly owned by James E. Helzer, now our President. The purchase price, as adjusted, including transaction expenses, was approximately $14,768,000, consisting of a cash payment and a note. Certain, potentially substantial, contingent payments, as additional future consideration to JEH Co. or its designee, are to be paid by us that may result in substantial financial benefits to JEH Co. or its designee and may have a material adverse effect on our financial condition and income. Upon completion of the Initial Public Offering, we issued 300,000 shares of our common stock to James E. Helzer in fulfillment of certain of such future consideration. Additionally, for the fiscal years ended June 30, 1999, 2000 and 2001, approximately $1,773,000, $1,947,000 and $315,000, respectively, of such additional consideration was paid to JEH Co. or its designee. James E. Helzer rents to us the premises for several distribution facilities pursuant to five-year leases at an approximate annual base rental of $789,000 which we believe to be fair and reasonable to us.

     MSI Eagle.  In October 1998, MSI Eagle acquired substantially all
     ---------
of the assets and the business of Masonry Supply, Inc. ("MSI Co."), a Texas corporation, wholly-owned by Gary L. Howard, formerly one of our Senior Vice Presidents. The purchase price, as adjusted, including transaction expenses, was approximately $8,538,000 subject to further adjustments under certain conditions. Certain, potentially substantial, contingent payments, as additional future consideration to MSI Co. or its designee, are to be paid by us that may result in substantial financial benefits to MSI Co. or its designee and may have a material adverse effect on our financial condition and income.
After completion of the Initial Public Offering, we issued 260,000 shares of our common stock to Gary L. Howard in fulfillment of certain of such future consideration. Additionally, for the fiscal years ended June 30, 2000 and June 30, 2001, approximately $224,000 and $226,000, respectively, of such additional consideration, was paid to MSI Co. or its designee. Gary L. Howard rents to us the premises for certain offices and a distribution center pursuant to a three-year lease at an approximate annual base rental of $107,000 which we believe to be fair and reasonable to us.

     For further information about these transactions, please refer to our reports incorporated herein by reference. See "Documents
Incorporated by Reference" below.

                   Risks Relating To Our Securities

     Our Securities Must Continue to Meet Listing Maintenance Criteria for the NASDAQ SmallCap Market and the Boston Stock Exchange.

Our securities are quoted and traded on the NASDAQ SmallCap
Market and are listed on the Boston Stock Exchange ("BSE"). There can be no assurance that we will continue to meet the criteria for continued quotation and trading of our securities on the NASDAQ
SmallCap Market. That criteria, which undergo periodic NASDAQ review, include, among other things, at least:

     * $35,000,000 in market capitalization, $2,500,000 in stockholders' equity or $500,000 in net income in an issuer's last fiscal year or two of its last three fiscal years;

     *   a $1.00 minimum bid price;

     *   two market makers;

     *   300 round lot shareholders; and

     * 500,000 shares publicly held (excluding officers, directors and persons owning 10% or more of the Company's issued and outstanding shares) with $1,000,000 in market value.


     The BSE also has similar continued quotation criteria. If we are unable to meet the continued quotation criteria of the Nasdaq SmallCap Market and the BSE and are suspended from trading our shares on these markets, our common stock could possibly be traded in the over-the-counter market and be quoted on the so-called "pink sheets" or, if then available, the OTC Bulletin Board. In such an event, an investor would likely find it more difficult to dispose of, or even obtain accurate quotations of, our securities.

     The Market Price of our Securities has Declined Substantially Since the Initial Public Offering.

     The initial offering prices of the shares of our common stock and warrants issued pursuant to our Initial Public Offering were $5.00 and
$0.125 per share and warrant, respectively.   On June ___, 2002, the
closing prices for the shares of our common stock and warrants were $___ and $____, respectively, as reported by Nasdaq SmallCap Market on that date. In addition to the diminution of market value, continued market price declines could result in the delisting of our securities from the Nasdaq SmallCap Market and the BSE.

     There Are Risks in Purchasing Low-Priced Securities.

     If our securities were to be suspended or delisted from the Nasdaq SmallCap Market, they could be subject to rules under the Securities Exchange Act of 1934 which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors" (for example, individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by such rules, a broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, such rules may affect the ability of broker-dealers and the investors in our securities to sell our securities and the ability to sell any of our securities in any secondary market that may develop for such securities.

     There Is No Assurance of a Continued Public Market For Our
Securities.

     There can be no assurance that a trading market for any of our securities will be sustained. Investors should be aware that sales of our securities may have a depressive effect on the price of our securities in any market in which our securities are traded or which may develop for such securities.

     We Have Outstanding Options, Warrants and Registration Rights that May Limit Our Ability to Obtain Equity Financing and Could Cause Us to Incur Expenses.

     We have issued or are obligated to issue warrants to:

     * purchasers of our common stock issued in a private placement transaction consummated prior to the Initial Public Offering, some of which have exchanged their warrants for new warrants having terms identical to those issued in the Initial Public Offering,

     * purchasers of our common stock in the Initial Public Offering, as well as additional warrants on identical terms to others,

     *   the underwriter of our Initial Public Offering, and

     * the Selling Shareholders in connection with a private placement offering of our securities in May 2002.

     For the respective terms of warrants and any options granted and that may be granted under our stock option plan or to future investors, the holders are given an opportunity to profit from a rise in the market price of our common stock, with a resulting dilution in the interests of the other stockholders. In this regard, the warrants issued to the underwriter of our Initial Public Offering contain a cashless exercise provision. The terms on which we may obtain additional financing during the exercise periods of any outstanding warrants and options may be adversely effected by the existence of such warrants, options and plan. The holders of options or warrants may exercise such options or warrants to purchase our common stock at a time when we might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the underwriter's warrants issued in connection with the Initial Public Offering and the holders of the warrants issued to the Selling Shareholders have demand and "piggyback" registration rights with respect to their securities. Exercise of such registration rights may involve substantial expense.

     We Have Sold Shares Below the Then Current Market Price and
Warrants With a Lower Exercise Price Than the Warrants Issued Pursuant to Our Initial Public Offering.

     On May 15, 2002, in a private transaction, we agreed to sell 1,090,909 shares of our common stock at $2.75 per share, a discount of approximately 8.6% below the closing bid price for our shares of common stock on the Nasdaq SmallCap Market on May 15, 2002, and to issue warrants without additional consideration as part of that transaction to purchase 218,181 shares of our common stock exercisable at $3.50 per share. The sale of securities pursuant to the private placement transaction and any future sales of our securities will dilute the percentage equity ownership of then existing owners of the shares of our common stock, and may have a dilutive effect on the market price for our outstanding shares of common stock, the warrants issued pursuant to our Initial Public Offering, and the value of any other of our previously issued warrants.

     We Have No Plans to Pay Cash Dividends.

     Except for cash dividends paid to TDA prior to the consummation of our Initial Public Offering, we have not paid any dividends on our common stock and our Board of Directors does not presently intend to declare any dividends in the foreseeable future. Instead, the Board of Directors intends to retain all earnings, if any, for use in our business operations. Additionally, our credit facility contains provisions which prescribes the conditions under which we may pay dividends and could restrict our ability to pay dividends if we do not satisfy certain financial requirements.

     We Have Anti-Takeover Provisions That Authorizes Our Directors to Issue and Determine the Rights of Shares of Preferred Stock in Our Certificate of Incorporation.

     Our Certificate of Incorporation permits our directors to designate the terms of and issue shares of preferred stock. The issuance of shares of preferred stock by the Board of Directors could adversely effect the rights of holders of common stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. Although we have no present intention to issue shares of preferred stock, their issuance might render it more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, proxy contest or the removal of incumbent management, even if such actions would be in the best interest of our stockholders.

     Our Certificate of Incorporation Limits Directors' Liability.

     Our Certificate of Incorporation provides that our directors will not be held liable to us or our stockholders for monetary damages upon breach of a director's fiduciary duty with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the director derived an improper personal benefit.


                         USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered by this prospectus. The Selling Shareholders will receive all of the proceeds.


                       SELLING SHAREHOLDERS

     We have agreed to register 1,309,089 shares of our common stock beneficially owned by the Selling Shareholders. These shares were acquired or will be acquired by the Selling Shareholders pursuant to a securities purchase agreement dated as of May 15, 2002 between each of the Selling Shareholders and us, and the warrants issued under that terms of that agreement and under an agreement between us and vFinance Investments, Inc., as part of its compensation for services rendered in connection with the stock purchase agreement. The shares of common stock beneficially owned by each of the Selling Shareholders are being registered to permit public secondary trading of these shares, and the Selling Shareholders may offer these shares for resale from time to time. See "Plan of Distribution."

     The following table sets forth the names of the Selling Shareholders, the number of shares of common stock owned beneficially by each Selling Shareholder as of June ___, 2002 and the number of shares that may be offered pursuant to this prospectus. Except as identified in the footnotes to the table, none of the Selling Shareholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates. The table has been prepared based upon information furnished to us by or on behalf of the Selling Shareholders.

     The Selling Shareholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the Selling Shareholders will hold in the future.

     For purposes of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC" or the "Commission"), and includes voting power and investment power with respect to such shares.

     As explained below under "Plan of Distribution," we have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.


                                                                         Number of
                                                         Number of        Shares
                                 Shares Beneficially      Shares        Offered by    Shares Beneficially
                                    Owned Prior to       Subject to         This          Owned After the
Selling Shareholder                Offering (1) (2)     Warrants (3)    Prospectus       Offering (1) (4)
-------------------              -------------------    ------------    ----------    -------------------
                                  Number     Percent                                   Number     Present
                                 -------     -------                                  -------     -------

Seaway Holdings, Ltd.            400,000       4.2         36,364         400,000        0           *
Alpha Capital, AG                279,999       2.9         25,454         279,999        0           *
Stonestreet, LP                  279,999       2.9         25,454         279,999        0           *
Bristol Investment Fund, Ltd.    160,001       1.7         14,546         160,001        0           *
HAA, Inc.                         80,000        *           7,272          80,000        0           *
vFinance Investments, Inc.        39,330        *          39,330          39,330        0           *
The Corbran, LLC                  21,250        *          21,250          21,250        0           *
Formosa, Ltd.                     21,250        *          21,250          21,250        0           *
Jonathan Rich                     15,260        *          15,260          15,260        0           *
Vince Calicchia                   12,000        *          12,000          12,000        0           *
----------------------

*  Less than one percent.



(1) Includes all shares to be issued pursuant to a stock purchase agreement dated as of May 15, 2002, including those shares of common stock subject to the respective Selling Shareholder's warrants.

(2) Percentage is based upon 9,600,909 shares of common stock outstanding on June 14, 2002 (including all shares to be issued pursuant to a stock purchase agreement dated as of May 15, 2002) plus the shares of common stock subject to the respective Selling Shareholder's warrants.

(3) Shares issuable upon exercise of warrants. The actual number of shares of common stock issuable upon exercise of the warrants is subject to certain anti-dilution adjustments.

(4)  Assumes the sale of all shares that may be sold in the offering.

                         PLAN OF DISTRIBUTION

     The Selling Shareholders and any of their pledgees, assignees, and successors-in-interest (including distributees) may, from time to time, sell any or all of their shares of common stock of Eagle Supply on any stock exchange, market or trading facility on which such shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of, or a combination of, the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

     * block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     * an exchange distribution in accordance with the rules of the applicable exchange;

     *   privately negotiated transactions;

     *   short sales;

     * broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

     *   a combination of any such methods of sale; and

     *   any other method permitted pursuant to applicable law.

     The Selling Shareholders also may sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     In addition, Selling Shareholders may engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Shareholders. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares or warrants or shares of common stock issuable upon exercise of warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

     The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

                          LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus has been passed upon for us by Carlton Fields, P.A., Tampa, Florida.


                             EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the company's Annual Report on Form 10-K for the year ended June 30, 2001, have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report, which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


              WHERE CAN YOU FIND MORE INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, as a result, we file annual, quarterly, and special reports, proxy and information statements, and other information with the SEC. You may read, without charge, or copy, at prescribed rates, any document that Eagle Supply files with the Commission at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20594 and at its regional offices located at 233 Broadway, New York, New York 10279 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms and their copy charges. Eagle Supply's electronic filings with the SEC also are available to the public over the Internet at a World Wide Web Site maintained by the SEC at http://www.sec.gov. We also maintain a website at http://www.eaglesupplygroup.com. The information on our website is not part of this prospectus.

     Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "EEGL." Copies of publicly available documents that have been filed with the Commission can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 covering the common stock offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all the information included in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents for a more complete understanding of the document or the matter involved. We have included copies of these documents as exhibits to the registration statement and each statement in this prospectus regarding any such document is qualified in its entirety by reference to the actual document. A copy of the full registration statement may be obtained from the SEC as indicated above or from us.

                 DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus some information in documents that are filed by Eagle Supply with the SEC. This means we can disclose important information to you by referring to another document filed separately with the SEC. Any information that we incorporate by reference is considered part of this prospectus. The following documents previously filed with the Commission by Eagle Supply (File No. 000-25423) are hereby incorporated by reference in this prospectus and made a part hereof:

     * Our Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the SEC on September 28, 2001.

     *   Our Quarterly Reports on Form 10-Q for the quarters ended:

              September 30, 2001 filed with the SEC on November 9, 2001,

              December 31, 2001 filed with the SEC on February 8, 2002, and

              March 31, 2002 filed with the SEC on May 10, 2002.

     *   Our Current Report on Form 8-K filed with the SEC on May 22,
         2002.

     *   Our definitive Information Statement for our 2001 Annual
         Meeting of Shareholders filed with the SEC on November 13, 2001.

     * The description of Eagle Supply's common stock, par value $0.0001 per share, contained in our registration statement on Form 8-A filed with the SEC on February 22, 1999 and our Form 8-A/A filed with the SEC on March 3, 1999, and any additional amendments or reports filed for the purpose of updating, or which otherwise has updated, such description.

     We also incorporate by reference all documents filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Any information incorporated by reference this way will automatically be deemed to update and supercede any information previously disclosed in this prospectus or in an earlier filed document also incorporated by reference in this prospectus.

     You may request a copy of any or all documents which are incorporated by reference to this prospectus and we will provide it to you at no cost. You may make your request for copies of the information in writing or by telephone. Requests for copies should be directed to Eagle Supply Group, Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 1116, New York, New York 10168, telephone:
(212) 986-6190.

                           1,309,089 Shares

                        EAGLE SUPPLY GROUP, INC.

                             COMMON STOCK



=============================================================================


                           TABLE OF CONTENTS

                                                                      Page
                                                                      ----

   A Note About Forward-Looking Statements..........................    3

   Prospectus Summary...............................................    5

   Risk Factors.....................................................    7

   Use of Proceeds..................................................   15

   Selling Shareholders.............................................   15

   Plan of Distribution.............................................   16

   Legal Matters....................................................   17

   Experts..........................................................   18

   Where Can You Find More Information..............................   18

   Documents Incorporated by Reference..............................   18



=============================================================================



                           -----------------


                               PROSPECTUS

                           -----------------







                            June ___, 2002

                                PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated costs and expenses expected to be payable by the Company in connection with the sale and distribution of the common stock registered hereby. All amounts are estimates, except the SEC registration fees and the additional listing fees.

SEC Registration Fee......................................  $     302
Nasdaq and Boston Stock
  Exchange Additional Listing Fees........................       *
Accounting Fees and Expenses..............................      4,500
Legal Fees and Expenses...................................       *
Printing and Expenses.....................................       *
Miscellaneous.............................................       *

  Total...................................................       *

*  To be completed.

   Selling Shareholders shall bear the cost of any selling commissions, brokerage fees, or transfer taxes payable in connection with their sale of the common stock registered hereby.

Item 15.  Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not a party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability. Eagle Supply's bylaws provide for indemnification of its directors and officers. The general effect of the bylaw provisions is to indemnify any director or officer against any action or suit to the full extent permitted by
Delaware law as referenced above.   In addition, as authorized by the
DGCL, the Certificate of Incorporation of Eagle Supply limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of Eagle Supply and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of Eagle Supply or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. This provision will not alter the liability of directors under federal securities laws. Eagle Supply has purchased an insurance policy that purports to insure the officers and directors of the corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors. The foregoing descriptions are only general summaries. For additional information we refer you to the full text of our Certificate of Incorporation, as amended, and our Bylaws filed as Exhibits 3.1, 3.1(A), and 3.2 to our registration statement on Form S-1 (File 333-09551), which we incorporate in this filing by reference thereto.

Item 16.  Exhibits.

Exhibit
Number       Description of Exhibit
-------      ----------------------

  1.1    --  Letter Agreement with vFinance Investments, Inc. regarding compensation for services rendered in connection with the May 2002 private placement offering, incorporated herein by reference to Exhibit 1.1 of the Form 8-K previously filed by Eagle Supply Group, Inc. with the Commission on May 22, 2002.

  4.1    --  Form of warrants to purchase common stock issued by Eagle
             Supply Group, Inc. to buyers in the May 2002 private placement offering, incorporated herein by reference to Exhibit 4.1 of Eagle Supply's Form 8-K previously filed with the Commission on May 22, 2002.

  4.2    --  Form of warrants to purchase common stock issued by Eagle
             Supply Group, Inc. as compensation for services rendered in connection with the May 2002 private placement offering, incorporated herein by reference to Exhibit 4.2 of Eagle Supply's Form 8-K previously filed with the Commission on May 22, 2002.

  4.3    --  Securities Purchase Agreement, dated as of May 15, 2002, by and between Eagle Supply Group, Inc. and each of the buyers in the May 2002 private placement offering, incorporated herein by reference to Exhibit 4.3 of Eagle Supply's Form 8-K previously filed with the Commission on May 22, 2002.

  4.4    --  Registration Rights Agreement, dated as of May 15, 2002, by and between Eagle Supply Group, Inc. and each of the investors listed in the agreement, incorporated herein by reference to
             Exhibit 4.4 of the Form 8-K previously filed by Eagle Supply Group, Inc. with the Commission on May 22, 2002.

  5.1    --  Opinion of Carlton Fields, P.A., as to the legality of the shares of common stock.*

 23.1    --  Consent of Deloitte & Touche, LLP Independent Auditors.*

 23.2    --  Consent of Carlton Fields, P.A. (included in Exhibit 5.1).*

 24.1    --  Power of Attorney (contained in Signature section of this registration statement).*

----------------------

*  Exhibit filed herewith.


Item 17.  Undertakings.

(A)  The undersigned Registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to
                   the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of June, 2002.

                                 EAGLE SUPPLY GROUP, INC



                                 By: /s/ Douglas P. Fields
                                    -------------------------------
                                    Douglas P. Fields
                                    Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Douglas P. Fields and Frederick M. Friedman and each or any one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date(s) indicated.


     Signature                     Title                            Date
     ---------                     -----                            ----

/s/ Douglas P. Fields       Chairman of the Board of
-------------------------   Directors and Chief Executive
  Douglas P. Fields         Officer                            June 14, 2002
                            (Principal Executive Officer)

/s/ Frederick M. Friedman   Director, Executive                June 14, 2002
-------------------------   Vice President, Treasurer and
  Frederick M. Friedman     Secretary
                            (Principal Financial and
                            Accounting Officer)

/s/ James E. Helzer         Director, Vice Chairman            June 14, 2002
-------------------------   of the Board of Directors and
    James E. Helzer         President


/s/Paul D. Finkelstein      Director                           June 14, 2002
-------------------------
  Paul D. Finkelstein



     Signature                     Title                            Date
     ---------                     -----                            ----

/s/George Skakel III        Director                           June 14, 2002
-------------------------
   George Skakel III


/s/John E. Smircina         Director                           June 14, 2002
-------------------------
   John E. Smircina


/s/Steven R. Andrews        Director                           June 14, 2002
-------------------------
   Steven R. Andrews


                         INDEX TO EXHIBITS
Exhibit
Number         Description of Exhibit
-------        ----------------------

 1.1     --    Letter Agreement with vFinance Investments, Inc. regarding compensation for services rendered in connection with the May
               2002 private placement offering, incorporated herein by reference to Exhibit 1.1 of the Form 8-K previously filed by Eagle Supply Group, Inc. with the Commission on May 22, 2002.

 4.1     --    Form of warrants to purchase common stock issued by Eagle
               Supply Group, Inc. to buyers in the May 2002 private placement offering, incorporated herein by reference to Exhibit 4.1 of Eagle Supply's Form 8-K previously filed with the Commission on May 22, 2002.

 4.2     --    Form of warrants to purchase common stock issued by Eagle
               Supply Group, Inc. as compensation for services rendered in connection with the May 2002 private placement offering, incorporated herein by reference to Exhibit 4.2 of Eagle
               Supply's Form 8-K previously filed with the Commission on May
               22, 2002.

 4.3     --    Securities Purchase Agreement, dated as of May 15, 2002, by and between Eagle Supply Group, Inc. and each of the buyers in the May 2002 private placement offering, incorporated herein by reference to Exhibit 4.3 of Eagle Supply's Form 8-K previously filed with the Commission on May 22, 2002.

 4.4     --    Registration Rights Agreement, dated as of May 15, 2002, by and between Eagle Supply Group, Inc. and each of the investors listed in the agreement, incorporated herein by reference to
               Exhibit 4.4 of the Form 8-K previously filed by Eagle Supply
               Group, Inc. with the Commission on May 22, 2002.

 5.1     --    Opinion of Carlton Fields, P.A., as to the legality of the shares of common stock.*

 23.1    --    Consent of Deloitte & Touche, LLP Independent Auditors.*

 23.2    --    Consent of Carlton Fields, P.A. (included in Exhibit 5.1).*

 24.1    --    Power of Attorney (contained in Signature section of this
               registration statement).*

-----------------------

*  Exhibit filed herewith.